UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014
(Address of principal executive offices) (Zip Code)

(212) 645-1405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

ImClone Systems Incorporated (the “Company”) announced on August 9, 2007 that John H. Johnson, age 49, has been named Chief Executive Officer, effective as of August 27, 2007.  Mr. Johnson has more than two decades of executive and operational management experience in the pharmaceutical and healthcare industries.

Mr. Johnson signed an employment agreement with a term of four years.  Pursuant to the employment agreement, he will be a member of the Company’s Board of Directors during his term of employment. In addition, he will receive a sign-on bonus of $100,000 and an annual base salary of $600,000 while he serves as Chief Executive Officer, which amount shall be pro-rated to reflect service commencing on August 27, 2007.  Mr. Johnson will also participate in the Company’s annual incentive plan, applicable to senior executives, with an annual cash target award of 100% of base salary.  He will also receive a grant of restricted stock units in the amount of $1,000,000 and an option to purchase 350,000 shares of the Company’s common stock pursuant to the Company’s 2006 Stock Incentive Plan.  Mr. Johnson will also purchase $500,000 of the Company’s common stock at market price on the date of purchase.

The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated dated August 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED (Registrant)

	By:	/s/ Daniel J. O’Connor
Dated: August 10, 2007		Daniel J. O’Connor
Senior Vice President and
General Counsel